UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2015

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to that Restructuring Agreement (“Restructuring Agreement”) dated as of January 29, 2014 by and among U.S. Precious Metals, Inc., a Delaware corporation ("Company"); and Resource Technology Corporation (“RTC”), the shareholders of RTC, and Plasmafication Technology Holdings, LLC (“PTH”) pursuant to which, among other terms and conditions, we issued to RTC 1,250,000 shares of our Class A Super Voting Preferred Stock (“Preferred Stock”) and PTH issued to us a promissory note in the amount of $5,000,000 due and payable on January 31, 2015 (“Promissory Note”). The Preferred Stock carried 1 for 100 voting, conversion and other rights. The Restructuring Agreement represented a restructuring of a Stock Exchange Agreement dated May 13, 2013 by and among the Company, RTC and the RTC Shareholders pursuant to which the RTC shareholders had the right to receive 300,000,000 shares of common stock, subject to certain conditions therein, including completion of a “Benchmark Run” resulting in the Company receiving $5,000,000 in proceeds net of all costs and fees and the Company receiving shareholder approval of the transaction.

Please refer to the Company’s Form 8-K filed on February 5, 2014 with the Securities and Exchange Commission (“Commission”) for a complete discussion of the terms of the Restructuring Agreement and original agreements and the Company’s Form 8-K filed on May 17, 2013 with the Commission for a complete discussion of the terms of the Stock Exchange Agreement and original agreements. The above descriptions are qualified by such references.

PTH failed to pay the $5,000,000 due under the Promissory Note and such failure continues as of the date of this report. The Company believes that the failure of RTC constitutes a material breach to the Restructuring Agreement. As a result of that breach, along with other factors, the Company determined to rescind the Restructuring Agreement and cancel the Preferred Stock, including all rights, privileges and preferences thereto. On May 12, 2015 and again on May 14, 2015, the Company notified RTC that it has rescinded the Restructuring Agreement and cancelled the Preferred Stock, including all rights, privileges and preferences thereto, effective immediately. The Company provided a similar notification to PTH cancelling the Restructuring Agreement and related agreements with PTH.

On May 15, 2015, the Company received notification from an attorney at law acting as the custodian for RTC requesting the conversion of the Preferred Stock into 125,000,000 shares of common stock of the Company. The Company’s position is that RTC has no rights to the Preferred Stock and the Company will take no action with respect to the purported conversion notice from RTC.

The Company undertook the above-described actions unilaterally and these actions were not the product of a negotiated settlement between the Company and the counterparties to the Restructuring Agreement, including RTC. As a result of these actions, and in view of the purported conversion notice received from RTC, it is conceivable RTC or related parties may initiate litigation against the Company seeking the enforcement of the Restructuring Agreement (including the rights to the Preferred Stock and/or common stock) and/or the original Stock Exchange Agreement, among other demands. In the event litigation results in these matters, the Company intends to aggressively defend its position against such claims. Shareholders should be aware that the cost of litigation may prove expensive and, in this regard, the Company will be required to raise additional funds, which may result in significant dilution to existing shareholders.

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, Mr. Chad Altieri resigned as a Director of the Company. Based upon Mr. Altieri’s communication to the Company, Mr. Altieri did not resign as a result of any disagreement with the Company regarding its operations, policies or practices, however, Mr. Altieri may be deemed the beneficial owner of 25% of the equity interest of RTC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ John Gildea
Name: John Gildea
Title: Chief Operator Officer
Date: May 18, 2015